UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2007

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Emagin Corporation (the “Company”) has entered into an Intellectual Property Agreement (the “Agreement”), effective as of May 30, 2007, with Eastman Kodak Company (“Kodak”). Pursuant to the Agreement, the Company assigned to Kodak all rights, title and interest to a patent entitled “Serially-connected Organic Light Emitting Diode Stack Having Conductors Sandwiching Each Light Emitting Layer” (the “Patent”). In consideration to the Company for the transfer of the rights to the Patent, Kodak agreed that:

(1)  Each of the Company’s quarterly royalty payments owed to Kodak under the certain Nonexclusive Field of Use License Agreement Relating to OLED Technology for Miniature, High Resolution Displays, dated March 29, 1999 between the Company and Kodak, as amended(the “License Agreement”) for the second half (from July 1 through December 31) of calendar year 2007 shall be reduced by fifty percent (50%); and

(2)   Each of the Company’s quarterly royalty payments owed to Kodak under Section 4.2 of the License Agreement for the calendar year 2008 shall be reduced by fifty percent (50%).

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report:

10.1	Intellectual Property Agreement between Eastman Kodak Company and eMagin Corporation, dated May 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGIN CORPORATION

Dated: June 8, 2007	By:	/s/ John Atherly
Name: John Atherly
Title: Chief Financial Officer

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